Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (No. 33-32264 and No. 33-23882) and the Registration Statements on Form S-8 (No. 33-62148 and 333-13025) of Morgan Products Ltd. of our report dated February 2, 1999, except for Note 6, as to which the date is February 19, 1999, and Note 13, as to which the date is March 10, 1999, appearing in this Form 10-K.




PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 26, 1999